                                  EXHIBIT 21
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        Subsidiaries of Varian Semiconductor Equipment Associates, Inc.

                                                                 Country of
Subsidiaries                                                     Organization
------------                                                     ------------
Varian Semiconductor Equipment Associates Asia, Ltd.             USA, DE
Varian Japan Holdings Ltd.*                                      USA, DE
Varian Semiconductor Equipment Associates Pacific, Inc.          USA, DE
Varian Semiconductor Equipment Associates China, Ltd.            USA, DE
Varian Semiconductor Equipment Associates International, Inc.    USA, DE
Varian Semiconductor Equipment Associates S.A.S.                 France
Varian Semiconductor Equipment Associates GmbH                   Germany
Varian Semiconductor Equipment Associates Italia S.r.l.          Italy
Varian Semiconductor Equipment Associates Japan K.K.             Japan, and USA, DE
Varian Korea, Ltd.                                               Korea
Varian Semiconductor Equipment Associates Europe B.V.            Netherlands
Varian Semiconductor Equipment Associates UK Limited             United Kingdom


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* To be merged or dissolved